Exhibit 10.2

BRAINSTORM CELL THERAPEUTICS INC.

2014 GLOBAL SHARE OPTION PLAN

This plan, as amended from time to time, shall be known as the BrainStorm Cell Therapeutics Inc. 2014 Global Share Option Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employ of the Company (as defined below) and its affiliates, persons of training, experience and ability; to attract new employees, officers, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Award Agreement and its appendixes), the following definitions shall apply:

2.1	“Award” shall mean a grant of Options under the Plan or allotment of Shares or other equity-based award hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

2.1A	“Award Agreement” means the share Award Agreement between the Company and a Participant that evidences and sets out the terms and conditions of an Award.

2.1B	“Board” means the Board of Directors of the Company.

2.2	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its affiliates; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Participant’s direct supervisor, which involves the business of the Company or its affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Participant’s fiduciary duties or duties of care of the Company or its affiliates; including without limitation disclosure of confidential information of the Company or its affiliates; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its affiliates.

2.3	“Chairman” means the Chairman of the Committee.

2.4	“Committee” means a share option compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

2.5	“Company” means BrainStorm Cell Therapeutics Inc., a Delaware State company.

2.6	“Date of Grant” means the date determined by the Board or authorized Committee as set forth in the Award Agreement.

2.7	“Employee” means a person who is employed by the Company or any affiliate.

2.8	“Expiration date” means the date upon which an Award shall expire, as set forth, with respect to Options, in Section 8.2 of the Plan, and with respect to Restricted Stock, in Section 13A.7 of the Plan.

2.9	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel Aviv Stock Exchange, the NASDAQ Global Select, Global Market or Capital Market shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

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(ii)	If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.10	Reserved

2.11	“Option” means an option to purchase one or more Shares pursuant to the Plan.

2.12	“Optionee” means a person who receives or holds an Option under the Plan.

2.12A	“Participant” means a person who receives or holds an Award under the Plan, including, to the extent applicable, Optionees.

2.13	Reserved

2.14	“Plan” means the Company’s 2014 Global Share Option Plan.

2.15	“Purchase Price” means the price for each Share subject to an Award.

2.16	“Restricted Stock” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 13A.

2.16A	“Service Provider” means a director, consultant or adviser of the Company or any affiliate, or any other person who is not an Employee.

2.17	“Share” means the common stock, US$0.00005 par value, of the Company.

2.18	“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired.

2.19	“Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity or resulting in the Company being the surviving entity and there is a change in the ownership of Shares of the Company, such that another person or entity owning fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction, (ii) a sale of all or substantially all of the assets or shares of the Company to another entity.

2.20	“Vested Option” means any Option, which has already been vested according to the Vesting Dates.

2.21	“Vesting Dates” means, as determined by the Board or authorized Committee, the date as of which the Participant shall be entitled to exercise Options or part of the Options as set forth in Section 9 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	The Committee shall have full power and authority subject to the approval of the Board to the extent required under applicable law (and subject further to applicable laws): (i) to designate Participants; (ii) to determine the terms and provisions of respective Award Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Award, provisions concerning the time or times when and the extent to which the Awards may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of a Participant to exercise, in whole or in part, any previously granted Award; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) determine the Purchase Price of the Option (which, subject to applicable law, may be less than the Fair Market Value) (vii) to designate the type of Awards to be granted to a Participant; (viii) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

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3.4	Subject to applicable law, the Board and/or the Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having a purchase price equal to, lower than or higher than the Purchase Price of the original Award so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan.

3.5	Subject to the Company’s incorporation documents, all decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Award to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s incorporation documents, as the same may be in effect from time to time.

3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the Company’s incorporation documents and the Company’s decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

The persons eligible for participation in the Plan shall include Employees and/or Service Providers. The grant of an Award hereunder shall neither entitle the Participant to participate nor disqualify him or her from participating in, any other grant of Awards pursuant to the Plan or any other option or share plan of the Company or any of its affiliates.

5.	SHARES RESERVED FOR THE PLAN

5.1	The Company has reserved 9,000,000 authorized but unissued Shares for the purposes of the Plan and for the purpose of the Company’s other share option plans when applicable, subject to adjustment as set forth in Section 7 below. The pool of shares available for issuance under the Plan is the same pool of shares reserved and available for issuance under the 2014 U.S. Stock Option and Incentive Plan (the “U.S. Plan”). Accordingly, shares issued pursuant to awards under either the Plan or the U.S. Plan shall reduce the number of shares available for future issuance under each plan. The shares available for issuance under the U.S. Plan and the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Any Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Award for any reason expire or be canceled prior to its exercise or relinquishment in full, the Share or Shares subject to such Award may again be subjected to an Award under the Plan or under future plans.

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5.2	Each Award granted pursuant to the Plan, shall be evidenced by a written Award Agreement between the Company and the Participant, in such form as the Board shall from time to time approve. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder, the Vesting Dates, the Purchase Price per Share and the Expiration Date. The date of grant of each Award shall be the date specified by the Board of Directors at the time such Award is made, or in the absence of such specification, the date of approval of the Award by the Board of Directors.

6.	PURCHASE PRICE

6.1	The Purchase Price of each Share subject to an Award shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Award Agreement will contain the Purchase Price determined for each Participant.

6.2	The Purchase Price shall be payable upon the exercise of and/or the purchase of an Award in cash, check or wire transfer. The Purchase Price shall be denominated in the currency of the primary economic environment of, at the Company’s discretion, either the Company or the Participant (that is the functional currency of the Company or the currency in which the Participant is paid).

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Participant’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1	In the event of Transaction, the unexercised or restricted portion of each Award then outstanding under the Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the stockholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made to the number of shares and Purchase Price so as to reflect such actions and all other terms and conditions of the Award Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final.

7.2	Notwithstanding the above, subject to all applicable law and unless determined otherwise with respect to a specific outstanding Award, the Board or the Committee shall have the absolute discretion, power and authority to determine, in the event of a Transaction where the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute the Awards, the effect of the Transaction on the unexercised, unvested or restricted portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) that the Vesting Dates of all or a portion of the outstanding Awards shall be accelerated so that any unvested or restricted Award or the relevant portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction or on another date and/or dates or at an event and/or events as the Committee shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Committee, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction; and/or (ii) that all or a portion or certain categories of the outstanding unexercised or restricted Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive monetary or other consideration, in the amount and under the terms determined by the Committee at it sole and absolute discretion; and/or (iii) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the Transaction and/or otherwise as required in context of the Transaction.

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7.3	For the purposes of Section 7.1 above, an Award shall be considered assumed or substituted if, following the Transaction, the Award shall confer the right, to purchase or receive, for each Share underlying such Award immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Award to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Awards for awards of the Successor Company or its parent or subsidiary, such Award will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.4	If the Company is voluntarily liquidated or dissolved while unexercised Awards remain outstanding under the Plan, the Company shall immediately notify all unexercised Award holders of such liquidation, and the Participants shall then have ten (10) days to exercise any unexercised Vested Option or vested Award held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Awards will terminate immediately.

7.5	If the outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Awards theretofore granted, and/or the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Awards have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

7.6	The Participant acknowledges that Participant’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Participant unconditionally agrees and accepts any such limitations. Without derogating from the scope of the above, the Committee may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to all or certain types of Awards, during which the vesting and/or exercise of Awards and/or sale of Shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded (“Blackout Periods”). During such Blackout Periods, Participants will not be able to exercise the Options (or other Awards) and/or receive and/or sell the Shares held by or on behalf of the Participants and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

8.	TERM AND EXERCISE OF OPTIONS

8.1	Options shall be exercised by the Participant’s by giving written notice of to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

8.2	Options, to the extent not previously exercised, shall terminate upon the earlier of: (i) the date set forth in the Award Agreement; (ii) the expiration of ten (10) years from the Date of Grant; or (iii) the expiration of any extended period in any of the events set forth in Section 8.5 below.

8.3	The Options may be exercised by the Participant in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 8.5 below, the Participant is an Employee or a Service Provider at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

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8.4	Subject to the provisions of Section 8.5 below, in the event of a termination of Participant’s employment or service, all Options granted to such Participant shall immediately expire effective as of the Date of Termination. Unless otherwise approved by the Committee, the “Date of Termination” shall be the effective date of termination of the Participant’s employment or engagement as a service provider.

8.5	Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Participant’s Award Agreement, unless the term of the Option earlier expires pursuant to Section 8.2, an Option may be exercised after the Date of Termination of Participant’s employment or service during an additional period of time beyond the Date of Termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if:

8.5.1	termination is without Cause, in which event the Vested Options still in force and unexpired may be exercised within a period of three (3) months after the Date of Termination,; or

8.5.2	termination is the result of death or disability of the Participant, in which event the Vested Options still in force and unexpired may be exercised within a period of twelve (12) months after such Date of Termination; or-

8.5.3	prior to the date of such termination, the Committee shall authorize an extension of the term of all or part of the Vested Options beyond the Date of Termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

8.5.4	For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate, and the Participant shall not have any right in respect of such outstanding Options.

8.6	To avoid doubt, Participants shall not have any of the rights or privileges of stockholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of stockholders or creditors of the Company for the purpose of all applicable law, until registration of the Participant as holder of such Shares in the Company’s register of stockholders upon exercise of the Option in accordance with the provisions of the Plan

8.7	Any form of Award Agreement authorized by the Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.

9.	VESTING OF OPTIONS

9.1	Subject to the provisions of the Plan, Options shall vest at the Vesting Dates set forth in the Option Agreement. However no Option shall be exercised after the Expiration Date.

9.2	An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

10.	PURCHASE FOR INVESTMENT

The Company’s obligation to issue or allocate Shares under any Award, including upon exercise of an Option granted under the Plan is expressly conditioned upon: (a) the Company’s completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Participant (or his legal representative, heir or legatee, in the event of the Participant’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules and regulations of the United States or any other state having jurisdiction over the Company and the Participant.

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11.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) held by the Participant or by a trustee, as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s incorporation documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

12.	RESTRICTIONS ON TRANSFERABILITY, ASSIGNABILITY AND SALE OF OPTIONS AND SHARES

12.1	No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under the Plan and during the lifetime of the Participant, each and all of such Participant’s rights to purchase Shares hereunder shall be exercisable only by the Participant. Any action made in contradiction to the aforementioned, shall be null and void.

12.2	Shares of Restricted Stock may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares for which full payment has not been made, may not be assigned, transferred, pledged or mortgaged, other than by will or laws of descent and distribution. For avoidance of doubt, the foregoing shall not be deemed to restrict the transfer of a Participant’s rights in respect of Options or Shares purchasable pursuant to the exercise thereof upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 8.5.2 hereof, and as may otherwise be determined by the Committee.

13.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

The Company shall obtain the approval of the Company’s stockholders for the adoption of this Plan or for any amendment to this ISOP, if stockholders’ approval is necessary or desirable to comply with any applicable law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Awards granted to Participants under this Plan, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission.

13A.	RESTRICTED STOCK AND OTHER EQUITY-BASED AWARDS.

13A.1	Eligibility. Restricted Stock may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Board and/or Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the Purchase Price (if any) to be paid by the Participant (subject to Section 13A.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Board and/or Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Board and/or Committee may determine, in its sole discretion. Unless otherwise determined by the Board and/or Committee, the Participant shall not be permitted to sell or transfer shares of Restricted Stock awarded under this Plan during a period set by the Board and/or Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

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13A.2	Terms. A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. The purchase price of Restricted Stock shall be determined by the Board and/or Committee, but shall not be less than as permitted under applicable law. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Board and/or Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Board and/or Committee has designated thereunder.

13A.3	Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Board and/or Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legends required by the Board and/or Committee):

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, and an Award Agreement entered into between the registered owner and the Company dated ____________. Copies of such Plan and Award Agreement are on file at Brainstorm Cell Therapeutics Inc.”

13A.4	Custody. The Board and/or Committee may require that any share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

13A.5	Rights as Stockholder. Except as provided in this Section and Section 13A.4 above and as otherwise determined by the Board and/or Committee and set forth in the Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Board and/or Committee, in its sole discretion, specifies otherwise at the time of the Award.

13A.6	Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recording is used.

13A.7	Termination of Engagement. In the absence of a provision specifying otherwise in the relevant Award Agreement, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.

13A.8	Other Equity-Based Awards. Other equity-based awards (including, without limitation, restricted stock units and performance share awards) may be granted either alone or in addition to other Awards granted under the Plan to all eligible Participants pursuant to such terms and conditions as the Board and/or Committee may determine, including without limitation, in one or more appendixes adopted by the administrator and appended to this Plan.

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14.	AMENDMENTS OR TERMINATION

14.1	The Board may at any time, subject to the provisions of Section 14.2 below and all applicable law, amend, alter, suspend or terminate the Plan, provided, however, that (i) the Board may not extend the term of the Plan specified in Section 13 and (ii) no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise by the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such earlier termination.

14.2	The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan and/or the Appendixes thereto if stockholders’ approval is required under any applicable law including without limitation the U.S. securities law or the securities laws of another jurisdiction applicable to Awards granted to Participants under this Plan and/or the Appendixes thereto, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

15.	GOVERNMENT REGULATIONS

The Plan, the granting of Awards, exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Awards shall be subject to all applicable laws, rules, regulations, approvals and consents whether of the United States, the State of Israel, or any other state having jurisdiction over the Company or the Participant, including the registration of the Shares under the United States Securities Act 1933 or under the securities act of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities law of any jurisdiction.

16.	CONTINUANCE OF EMPLOYMENT

Neither the Plan nor any Award Agreement shall impose any obligation on the Company or an affiliate to continue any Participant in its employ or service, and nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant any right to continue in the employ or service of the Company or an affiliate thereof or restrict the right of the Company or an affiliate thereof to terminate such employment or service at any time.

17.	GOVERNING LAW AND JURISDICTION

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Israel, Delaware State or any other state of the United States in which the company is qualified to do business shall have sole jurisdiction in any matters pertaining to the Plan.

18.	TAX CONSEQUENCES

Any tax consequences to any Participant arising from the grant of Awards, exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its affiliates, or the Participant) hereunder shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise and sale of any Options or Shares held by or on behalf of the Participant to cover such liability, up to the amount required to satisfy minimum statutory withholding requirements. In addition, the Participant will be required to pay any amount due in excess of the tax withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

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The Company shall not be required to release any Share certificate to a Participant until all required payments have been fully made.

The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Options may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up to date or to take into account any special circumstances relating to a Participant.

THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES.

21.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of awards to Participants of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section.

22.	MULTIPLE AGREEMENTS

The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. The Board may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

23.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards issued to Participants under the jurisdiction of the specific country that is subject of the Appendix and shall not apply to Awards issued to any other Participant. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the stockholders of the Company.

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Appendix A — Israel

BRAINSTORM CELL THERAPEUTICS INC.

TO THE AMENDED AND RESTATED 2014 GLOBAL SHARE OPTION PLAN

1.	GENERAL

1.1.	This appendix (the “Appendix”) shall apply only to participants who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax. The provisions specified hereunder shall form an integral part of the 2014 Global Share Option Plan of BrainStorm Cell Therapeutics Inc (hereinafter: the “Plan”), which applies to the issuance of Awards granted as Shares, or as Options to purchase Shares of BrainStorm Cell Therapeutics Inc. (hereinafter: the “Company”). According to the Plan, Awards may be issued to employees, directors, consultants and service provides of the Company or its affiliates

1.2	This Appendix is effective with respect to Awards granted as of July 1, 2014 and shall comply with Amendment no. 132 of the Israeli Tax Ordinance.

1.3.	This Appendix is to be read as a continuation of the Plan and only modifies Awards granted to Israeli Participants so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.5.	The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.6.	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2	“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

2.3	“Capital Gain Award (CGA)” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.4	“Controlling Stockholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.4A	“Deposit Requirements” shall mean with respect an Approved 102 Trustee Award, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as an Approved 102 Trustee Award. As of the time of approval of this Appendix, the ITA guidelines regarding Deposit Requirements for Capital Gains Awards require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as Capital Gains Awards within 45 days of the date of approval of such Award, including full details of the terms of the Award, and (b) a copy of the Participant’s consent to the requirements of the Capital Gains Awards within 90 days of the approval of such Award, and (c) with respect to an Award of Restricted Share, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the approval of such Award.

2.5	“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Stockholder, all as determined in Section 102 of the Ordinance.

2.6	“ITA” means the Israeli Tax Authorities.

2.7	“Non-Employee” means a consultant, adviser, service provider, Controlling Stockholder or any other person who is not an Employee.

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2.8	“Ordinary Income Award (OIA)” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.9	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.10	“3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is a Non- Employee.

2.11	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.13	“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

2.13A	“Trustee” means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.14	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.	ISSUANCE OF OPTIONS

3.1	The persons eligible for participation in the Plan as Participants shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Awards; and (ii) Non-Employees and/or Controlling Stockholders may only be granted 3(i) Options.

3.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards. The Company’s designation will be indicated in the Award Agreement.

3.3	The grant of Approved 102 Awards shall be made under this Appendix adopted by the Board. No Approved 102 Awards may be made effective pursuant to this Appendix until 30 days after the date upon which the requisite filings required by the ITO and the Rules have been made with the ITA, including the filing of the Plan and this Appendix.

3.4	Approved 102 Awards may either be classified as Capital Gain Awards (“CGAs”) or Ordinary Income Awards (“OIAs”). The Company’s designation will be indicated in the Award Agreement.

3.5	No Approved 102 Awards may be granted under this Appendix to any eligible Employee, unless and until, the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”), is appropriately filed with the ITA. Such Election shall become effective beginning the first date of grant of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6	All Approved 102 Awards must be held in trust by a Trustee, as described in Section 4 below.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.

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4.	TRUSTEE

4.1	Each Approved 102 Award will be deemed granted on the date approved by the Board and/or Committee and stated in a written or electronic notice by the Company, provided that the Company has also complied with any applicable requirements set forth by the ITA for compliance with Section 102 requirements by the Company and the Trustee. The Trustee and the Participant granted an Approved 102 Award shall comply with the Ordinance, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the Ordinance specifically includes compliance with the Rules. Further, the Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements.

Approved 102 Awards which shall be granted under this Appendix and/or any Shares allocated or issued upon exercise of such Approved 102 Awards and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be deposited or issued to the Trustee in compliance with the Deposit Requirements and held in trust by the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA) for the benefit of the Participants for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards may be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

After termination of the Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Award, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable tax due pursuant to the Ordinance or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the Ordinance. The Trustee shall not release any Approved 102 Award or Shares issued with respect to the Approved 102 Award prior to the full payment of the Participant’s tax liabilities. If an Award is exercised or settled after the Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Participant, either (i) be issued in the name of the Trustee (or be subject to a supervisory trustee arrangement if approved by the ITA), or (ii) be transferred to the Participant directly, provided that the Participant first complies with all applicable provisions of the Plan and this Appendix.

4.2	Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Awards prior to the full payment of the Participant’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any Shares allocated or issued upon exercise of such Awards.

4.3	With respect to any Approved 102 Award, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Participant shall not sell or release from trust any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, any applicable Award Agreement and applicable law. If any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant. To avoid doubt such sale or release during the Holding Period will result in different tax ramifications to the Participant under Section 102 of the Ordinance and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Holding Period).

4.4	Upon receipt of Approved 102 Award, the Participant will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Share granted to him thereunder.

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4.5	To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of Restricted Stock and other equity-based Awards as Approved 102 Awards is subject to the approval and confirmation of the ITA.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and exercised, shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or a 3(i) Option), the vesting provisions and the exercise price.

No Award may be granted pursuant to the Plan to any person serving as a director or officer (Nose Misra) of an Affiliate at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors and office holders (Nose’i Misra) under applicable law.

6.	FAIR MARKET VALUE

Without derogating from Section 2.9 of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	EXERCISE OF OPTIONS

Options shall be exercised by the Participant by giving a written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and, when applicable, by the Trustee, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the exercise price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the option is being exercised.

8.	ASSIGNABILITY AND SALE OF AWARDS

8.1.	Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Participant each and all of such Participant’s rights to purchase and/or receive Shares hereunder shall be exercisable only by the Participant.

Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

8.2	As long as Options or Shares purchased pursuant to thereto are held by the Trustee on behalf of the Participant, all rights of the Participant over the shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT

9.1.	With regards to Approved 102 Awards, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102, the Rules and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Appendix and of the Award Agreement.

9.2.	Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Appendix or the Award Agreement, shall be considered binding upon the Company and the Participants.

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10.	DIVIDEND

Subject to the Company’s incorporation documents, with respect to all Shares (but excluding, for avoidance of any doubt, any unexercised options) allocated or issued upon the exercise of Options, and/or issuance of Shares, and held by the Participant or by the Trustee as the case may be, the Participant shall be entitled to receive dividends in accordance with the quantity of such shares, and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder. In the event a share dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as Approved 102 Awards, such dividend and/or rights shall also be subject to the provisions of this Appendix and the Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Participant after deduction of taxes and mandatory payments in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

10A. MISCELLANEOUS

To avoid doubt, and notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards as Approved 102 Awards is subject to the confirmation and approval of the ITA.

It is further clarified that all awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.

11.	TAX CONSEQUENCES

11.1	Any tax consequences arising from the grant of any Award, exercise of any Option, from the issuance, sale or transfer of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the exercise of Options and/or sale of Shares held by or on behalf of the Participant to cover such liability. In addition, the Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, including penalties, pursuant to applicable tax laws, regulations and rules.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made.

11.3	With respect to Unapproved 102 Award, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

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12.	GOVERNING LAW & JURISDICTION

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Appendix.

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